Exhibit 1.1

FIRST HORIZON CORPORATION

6,000,000 Depositary Shares

Each Representing a 1/4,000th Interest

in a Share of Non-Cumulative Perpetual Preferred Stock, Series F

UNDERWRITING AGREEMENT

April 28, 2021

UNDERWRITING AGREEMENT

April 28, 2021

Morgan Stanley & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

as Representatives of the several Underwriters listed in Schedule A hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

First Horizon Corporation, a Tennessee corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 6,000,000 depositary shares (the “Shares”), each representing a 1/4,000th interest in a share of its Non-Cumulative Perpetual Preferred Stock, Series F, no par value and liquidation preference $100,000 per share (the “Preferred Stock”). The Shares are described in the Prospectus which is referred to below. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Equiniti Trust

Company (the “Depositary”) under a deposit agreement, to be dated May 3, 2021 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The terms of the Preferred Stock will be set forth in the Articles of Amendment (the “Articles of Amendment”) to the Restated Charter of the Company to be filed by the Company with the Secretary of State of the State of Tennessee prior to the date of the closing of the purchase of the Shares.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-229338) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). Each Underwriter represents, warrants, and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Shares, other than (A) a Permitted Free Writing Prospectus, (B) such communications which do not conflict with the Registration Statement, the Basic Prospectus, each Pre-Pricing Prospectus or the Prospectus and which would constitute an underwriter “free writing prospectus” (as defined in Rule 405 of the Act) that is not required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, (C) any written communication listed on Schedule B or (D) any written communication prepared by such Underwriter and approved in writing by the Company in advance.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Pricing Disclosure Package,” as used herein, means the Pre-Pricing Prospectus, taken together with the Final Term Sheet, dated April 28, 2021, substantially in the form of Exhibit A hereto.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.         Sale and Purchase

Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of (i) $24.6250 per Share for 2,284,500 Shares sold to institutional investors and (ii) $24.2125 per Share for 3,715,500 Shares sold to other investors.

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. Upon the authorization by the Company of the release of the Shares, the several Underwriters agree to offer the Shares for sale in accordance with the terms and conditions set forth in the Prospectus.

2.         Payment and Delivery

Payment of the purchase price for the Shares shall be made to the Company by Federal Funds same-day wire transfer against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made, with respect to the Shares, at 10:00 A.M., New York City time, on May 3, 2021 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery of the Shares are to be made is hereinafter sometimes called the “time of purchase”. Electronic transfer of the Shares shall be made to you at the time of purchase through DTC in such names and in such denominations as the Representatives shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the time of purchase of the Shares shall be made at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, NY 10004, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

3.         Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)        the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)        the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereto), the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, as of its date and at the time it was filed with the Commission, and complies, as of the date hereof, in all material respects with the requirements of the Act; as of the date such Pre-Pricing Prospectus was filed with the Commission, as of the date of the Pre-Pricing Prospectus and at the time of purchase, the Pre-Pricing Prospectus, as then amended or supplemented, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at 4:35 P.M., New York City time, on April 28, 2021 (the “Applicable Time”), the Pricing Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, in all material respects, with the requirements of the Act; as of the date of the Basic Prospectus, the date the Basic Prospectus was filed with the Commission and at the time of purchase the Basic Prospectus, as then amended or supplemented (including with the Prospectus Supplement), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the Applicable Time, the Basic Prospectus, as then amended or supplemented (including with the Pre-Pricing Prospectus), together with the Pricing Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, and, as amended or supplemented, at the time of purchase, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at the date of the Prospectus Supplement, the date the Prospectus Supplement is filed with the Commission and at the time of purchase, the Prospectus Supplement or the Prospectus, as then amended or supplemented, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act, and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Covered Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus;

(c)        prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus relating to the Shares except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)        the Company has an authorized and outstanding capitalization as set forth in the Pre-Pricing Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

(e)        the Articles of Amendment has been duly authorized by the Company; the Articles of Amendment sets forth the relative rights, preferences and limitations of the Preferred Stock, and the holders of the Preferred Stock will have the relative rights, preferences and limitations set forth in the Articles of Amendment;

(f)        the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and the Deposit Agreement, to execute and file the Articles of Amendment with the Secretary of State of the State of Tennessee and to issue, sell and deliver the Shares as contemplated herein and in the Deposit Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(g)        the Company is registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended; and each of the Company and First Horizon Bank, a Tennessee chartered bank (the “Bank”), is in substantial compliance with, and conduct their respective businesses in substantial conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except failures to comply or be in conformity with such laws and regulations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(h)        the Bank has been duly organized and is validly existing as a state-chartered bank under the laws of the State of Tennessee; the Bank is an insured bank under the applicable provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”); the Bank’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent of applicable law and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank; the Company, as of the date hereof, has no direct or indirect subsidiaries, other than the Bank, that are depositary institutions with deposits insured under the provisions of the FDI Act; except as disclosed in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, the Company owns directly or indirectly all of the outstanding capital stock of each subsidiary of the Company having total assets equal to or exceeding 10% of the total assets of the Company and its subsidiaries on a consolidated basis (each, a “Significant Subsidiary” as listed on Schedule C hereto) subject to no security interest, other encumbrance or adverse claims; each Significant Subsidiary has been duly constituted and is validly existing as a corporation, limited liability company, state-chartered member bank or banking trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or business trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i)        the Preferred Stock has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable and conforms or will conform, in all material respects, to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectuses, the Pricing Disclosure Package and the Prospectus; the Shares have been duly and validly authorized by the Company and, when issued and delivered to the Underwriters against payment therefor and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the Shares will be duly and validly issued and the holders of the Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts; and the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectuses, the Pricing Disclosure Package and the Prospectus;

(j)        this Agreement has been duly authorized, executed and delivered by the Company;

(k)       the Deposit Agreement has been duly authorized and, when validly executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and such Deposit Agreement will conform in all material respects to the description thereof in the Registration Statement, the Pre-Pricing Prospectuses, the Pricing Disclosure Package and the Prospectus;

(l)        neither the Company nor any of its Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness of the Company or any of its Significant Subsidiaries (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws (or other organizational documents), (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties, except in the case of (B), (C), (D) and (E), (i) for any regulatory approval from the Federal Reserve required for the redemption of the Company’s Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”); and (ii) for such breach, violation, default, requirement, creation or imposition which would not, individually or in the aggregate, have a Material Adverse Effect;

(m)        the execution, delivery and performance of this Agreement and the Deposit Agreement, the execution and filing of the Articles of Amendment with the Secretary of State of the State of Tennessee and the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and by the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to) (A) the charter or bylaws (or other organizational documents) of the Company or any of its Significant Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of its Significant Subsidiaries or any of their respective properties, except in the case of (B), (C), (D) and (E) such breach, violation, default, requirement, creation or imposition would not, individually or in the aggregate, have a Material Adverse Effect;

(n)        no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) listing of the Shares with the NYSE, (v) filing of the Articles of Amendment, (vi) filing of a Form 8-A to register the Shares under the Exchange Act, (vii) regulatory approval from the Federal Reserve of the redemption of the Series A Preferred Stock or (viii) those previously obtained or made;

(o)        except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus, the Prospectus and the Pricing Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Preferred Stock and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Preferred Stock;

(p)        each of the Company and its Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except when the failure to have such license, authorization, consent or approval, or to make any such filings, or obtain any such license, authorization, consent or approval would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q)        there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus or any such action, suit, claim, investigation or proceeding that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; the Company and each of its subsidiaries is in compliance with all laws administered by and regulations applicable to it of the Board of Governors of the Federal Reserve System, the FDIC, the Tennessee Department of Financial Institutions and the Consumer Financial Protection Bureau (each a “Regulator”) and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is a party to or otherwise subject to any order, consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Regulator or any other federal or state agency or authority, nor has the Company or any of its subsidiaries been advised by any Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such order, consent decree, memorandum of understanding, written commitment or other supervisory agreement would not result in a Material Adverse Effect;

(r)        KPMG LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s)        to the knowledge of the Company, Ernst & Young LLP, whose report on the consolidated financial statements of IBERIABANK Corporation, a Louisiana Corporation (“IBKC”), and its subsidiaries included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, were independent registered public accountants with respect to IBKC as required by the rules of the Public Company Accounting Oversight Board until July 1, 2020;

(t)        the financial statements of the Company included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Act and Exchange Act and in conformity in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods presented; the other financial and statistical data (other than financial and statistical data relating to IBKC) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and to the extent appropriate are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing

Prospectus or the Prospectus that are not included or incorporated by reference as required; the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, fairly present, in all material respects, the information shown therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; in all material respects, all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(u)        to the knowledge of the Company, the financial statements of IBKC included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of IBKC and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of IBKC and its subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in conformity in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods presented; the other financial and statistical data of IBKC contained or incorporated by reference in the in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and to the extent appropriate are prepared on a basis consistent with the financial statements and books and records of IBKC;

(v)        subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction, except as set forth or contemplated in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, which is material to the Company and its subsidiaries taken as a whole, (iii) except as set forth or contemplated in the Registration Statement, each Pre-Pricing Prospectus and Prospectus, any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Significant Subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) except as set forth or contemplated in the Registration Statement, each Pre-Pricing Prospectus and Prospectus, any material change in the capital stock (other than repurchases pursuant to publicly announced share repurchase plans and issuances and purchases of shares pursuant to employee benefit and compensation plans) or outstanding indebtedness of the Company or any of its subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(w)        neither the Company nor any Significant Subsidiary is, or in connection with any sale of Shares will any of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(x)        the Company and each of its Significant Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except to the extent disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, except where the failure to have such good and marketable title would not, individually or in the aggregate, have a Material Adverse Effect and except for assets that are pledged in support of government deposits, Federal Home Loan Bank borrowings and covered transactions under Section 23A of the Federal Reserve Act; and all the property described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to hold or lease such property would not, individually or in the aggregate, have a Material Adverse Effect;

(y)        there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its subsidiaries under, or to materially interfere with or prevent compliance by the Company or any of its subsidiaries with, any laws or regulations relating to protection from harmful or hazardous substances or to protection of the environment;

(z)        the Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; except as would not, individually or in the aggregate, have a Material Adverse Effect, all such insurance is fully in force and the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(aa)      the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; at December 31, 2020, the Company’s internal control over financial reporting was effective and at December 31, 2020, the Company was not aware of any material weaknesses in its internal control over financial reporting, it being understood that IBKC is not covered by the Company’s assessment of internal control over financial reporting at December 31, 2020; since December 31, 2020, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(bb)      the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the last day they were tested, it being understood that IBKC is not covered by the Company’s assessment of internal control over financial reporting at December 31, 2020;

(cc)      the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, fairly presents the information called for in all material respects and is prepared, in all material respects, in accordance with the Commission’s rules and guidance applicable thereto;

(dd)      all statistical or market-related data related to the Company included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ee)      neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, which payment, receipt or retention of funds is of a character that would be required by the Act to be disclosed in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus; and the Company and its subsidiaries have conducted their businesses in compliance, in all material respects, with applicable anticorruption laws and have instituted and maintained and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(ff)      the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(gg)      none of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company or any of its Significant Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the

U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and, to the Company’s knowledge, the proceeds of the offering of the Shares hereunder will not be used, lent, contributed or otherwise made available by the Company to any of its subsidiaries, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions or (iii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria);

(hh)      neither the Company nor any of its Significant Subsidiaries, nor, to the Company’s knowledge, any of their respective directors or officers has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ii)       the Company and each of its subsidiaries have complied and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or other governmental or regulatory authority in any jurisdiction and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding or is aware of any other facts that, individually or in the aggregate, would reasonably indicate any material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging any material non-compliance with any Data Security Obligation; and

(jj)       the Company and each of its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, except to the extent that the failure to do so would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no material Breach, and the Company and its subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any material Breach.

4.         Certain Covenants of the Company

The Company hereby agrees:

(a)        to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)        to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at the expense of the requesting Underwriters, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)        if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

(d)        if, prior to the expiration of nine months after the date of this Agreement, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)        to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; prior to the time of purchase, to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f)        subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares;

(g)        to pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(h)        for a period of not more than nine months, to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)        to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(j)        to furnish to each of the Underwriters copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

(k)       to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(l)        to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for listing on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for a review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (viii) the fees and disbursements of the Company’s accountants in connection with the issuance of the Shares, (ix) the fees and disbursements of any transfer agent or registrar for the Shares, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company and (xi) the performance of the Company’s other obligations hereunder, it is understood, however, that, except as provided in this Section, Section 5, Section 7 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and their tombstone advertising costs;

(m)        to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(n)        beginning on the date hereof and ending on, and including, the date that is 30 days after the date of this Agreement, without the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any securities of the Company that are substantially similar to Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Preferred Stock or any other securities of the Company that are substantially similar to Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii);

(o)        not to use any written communication that constitutes an offer or to sell or the solicitation of an offer to buy the Shares other than the Basic Prospectus, Pre-Pricing Prospectus, Prospectus or Permitted Free-Writing Prospectus;

(p)        not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for stabilization activities conducted by a subsidiary that is an Underwriter pursuant to the terms of any agreement among the Underwriters in effect in respect of the offering of Shares contemplated by this Agreement;

(q)        to use best efforts to permit the Shares to be eligible for clearance and settlement through DTC;

(r)        the Company shall use reasonable efforts to list the Shares on the NYSE so that trading on such exchange will begin within 30 days after the date of this Agreement; and

(s)        to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock.

5.         Reimbursement of the Underwriters’ Expenses

If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 7 or 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.         Conditions of the Underwriters’ Obligations

The several obligations of the Underwriters hereunder are subject to the accuracy in all material respects (to the extent not otherwise qualified therein as to materiality or Material Adverse Effect) of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company, in all material respects, of its obligations hereunder and to the following additional conditions precedent:

(a)        The Company shall furnish to you at the time of purchase an opinion of Sullivan & Cromwell LLP, counsel for the Company, addressed to the Underwriters, and dated such time of purchase, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit B hereto.

(b)        The Company shall furnish to you at the time of purchase an opinion of Charles T. Tuggle, Jr., Executive Vice President and General Counsel, addressed to the Underwriters, and dated such time of purchase, with executed copies for each Underwriter, and in form and substance reasonably satisfactory to the Representatives, in the form set forth in Exhibit C hereto.

(c)        You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) and representatives of them in the forms reasonably satisfactory to the Representatives.

(d)        You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) and representatives of them in the forms reasonably satisfactory to the Representatives.

(e)        You shall receive from the Company a certificate dated the date of this Agreement of a principal financial or accounting officer of the Company with respect to certain financial data in the forms reasonably satisfactory to the Representatives attached as Exhibit D hereto.

(f)        You shall have received at the time of purchase the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated such time of purchase, in form and substance reasonably satisfactory to the Representatives.

(g)        The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h)        Prior to and at the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(i)        The Company will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated such time of purchase, in the form attached as Exhibit E hereto.

(j)        The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.

(k)        The Shares shall be eligible for clearance and settlement through the facilities of DTC.

(l)        The Company shall have filed the Articles of Amendment with the Secretary of State of the State of Tennessee.

7.         Effective Date of Agreement; Termination

This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of such securities (other than an announcement with positive implications of a possible upgrading).

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.         Increase in Underwriters’ Commitments

Subject to Sections 6 and 7 hereof, with respect to the time of purchase, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder at the time of purchase (other than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares to be purchased at the time of purchase, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters at the time of purchase, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase at the time of purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.         Indemnity and Contribution

(a)        The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, selling agents, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate”

(within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement, the Prospectus (as defined below) and any Covered Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Prospectus (as defined below) and any Covered Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Covered Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Covered Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Covered Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)        Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement

as amended by any post-effective amendment thereof by the Company), the Prospectus or any Covered Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement or Prospectus or Covered Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading.

(c)        If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (the Company on the one hand, and any Underwriter, on the other hand, an “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may otherwise have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by the omission to give such notice. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)        If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)        The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

10.       Information Furnished by the Underwriters

The statements set forth in the last paragraph on the cover page of the Pre-Pricing Prospectus and Prospectus Supplement; in the fourth and fifth sentences of the paragraph under the caption “Risk Factors—Risks Relating to the Depositary Shares—The Series F Preferred Stock and the related depositary shares may not have an active trading market, and any such market for depositary shares may be illiquid” in the Pre-Pricing Prospectus and Prospectus Supplement; in the sixth and seventh paragraphs, the fourth and fifth sentences of the tenth paragraph, the twelfth, thirteenth and fourteenth paragraphs, the first sentence of the fifteenth paragraph and the sixteenth paragraph all under the caption “Underwriting” in the Pre-Pricing Prospectus and Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof. Additionally, the statements set forth in the second and third sentences of the fifteenth paragraph under the caption “Underwriting” in the Pre-Pricing Prospectus and Prospectus Supplement will also constitute information furnished by or on behalf of Morgan Stanley & Co. LLC, as such information is referred to in Sections 3 and 9 hereof.

11.       Notices

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036 (fax: (212) 507-8999), Attn: Investment Banking Division, BofA Securities Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036-4039 (fax: (212) 901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081), Attention: Investment Grade Syndicate Desk, Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 (fax: (212) 582-1592), Attention: Capital Markets, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281 (fax: (212) 428-6308), Attention: Transaction Management Group, and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company, Attn: Corporate Secretary, at 165 Madison Avenue, 13th Floor, Memphis, TN 38103.

12.       Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.       Submission to Jurisdiction

Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding (subject to rights of appeal) upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.       Parties at Interest

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.       No Fiduciary Relationship

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection with the sale of the Shares, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the sale of the Shares (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the sale of the Shares.

16.       Counterparts

This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.       Successors and Assigns

This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of all or substantially all of the Company’s and any of the Underwriters’ respective businesses and/or assets. No purchaser of Shares from any Underwriter shall be deemed a successor or assign of an Underwriter.

18.       Recognition of the U.S. Special Resolution Regime.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)        For purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please indicate your acceptance in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

FIRST HORIZON CORPORATION

By:	/s/ Dane P. Smith

Name:	Dane P. Smith
Title:	Senior Vice President and Corporate
Treasurer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto.

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

BofA Securities, Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto.

Morgan Stanley & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:	/s/ Randolph B. Randoplh
Name: Randolph B. Randolph
Title: Managing Director

J.P. Morgan Securities LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto.

Morgan Stanley & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto.

Morgan Stanley & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Keefe, Bruyette & Woods, Inc.

By:	/s/ Victor A. Sack
Name: Victor A. Sack
Title: Managing Director

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

Wells Fargo Securities, LLC

By:
Name:
Title:

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

RBC Capital Markets, LLC

By:
Name:
Title:

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[PREFERRED STOCK UNDERWRITING AGREEMENT-SIGNATURE PAGE]

SCHEDULE A

Number of
Underwriter	Shares
Morgan Stanley & Co. LLC	1,000,000
BofA Securities, Inc.	1,000,000
J.P. Morgan Securities LLC	1,000,000
Keefe, Bruyette & Woods, Inc	1,000,000
RBC Capital Markets, LLC	1,000,000
Wells Fargo Securities, LLC	1,000,000

Total	6,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

None.

SCHEDULE C

Significant Subsidiaries

First Horizon Bank
First Horizon TE1, LLC

EXHIBIT A

Final Term Sheet

[See attached.]

Filed Pursuant to Rule 433
Registration No. 333-229338
April 28, 2021

First Horizon Corporation

6,000,000 Depositary Shares

Each Representing 1/4,000th Interest in a Share of
Non-Cumulative Perpetual Preferred Stock, Series F

Pricing Term Sheet

This term sheet supplements the information set forth under “Description of the Series F Preferred Stock” in the preliminary prospectus supplement, dated April 28, 2021, to the prospectus, dated January 23, 2019.

Issuer:	First Horizon Corporation

Security:	Depositary shares (the “Depositary Shares”) each representing a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series F of the Issuer (the “Series F Preferred Stock”)

Expected Security Ratings:*	Ba2 (stable) / BB- (stable) (Moody’s / Fitch)

Size:	$150,000,000 (6,000,000 Depositary Shares)

Liquidation Preference:	$25 per Depositary Share (equivalent to $100,000 per share of Series F Preferred Stock)

Term:	Perpetual

Dividend Rate (Non-Cumulative):	4.70% per annum, only when, as and if declared

Dividend Payment Dates:	Quarterly in arrears on January 10, April 10, July 10 and October 10 of each year, commencing on July 10, 2021

Day Count:	30/360

Trade Date:	April 28, 2021

Settlement Date**:	May 3, 2021 (T+3)

Optional Redemption:	The Issuer may, at its option, redeem the Series F Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after July 10, 2026, or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Event (as defined in the preliminary prospectus supplement dated April 28, 2021), at a redemption price equal to $100,000 per share of Series F Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends.

Listing:	Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol “FHN PrF”. If the application is approved, trading of the Depositary Shares on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Depositary Shares.

Public Offering Price:	$25.00 per Depositary Share

Underwriting Discounts and Commissions:	$0.6304 per Depositary Share[1]

Net Proceeds (before expenses) to Issuer:	$146,217,356.25

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. J.P. Morgan Securities LLC Keefe, Bruyette & Woods, Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

CUSIP/ISIN for the Depositary Shares:	320517 865 / US3205178656

Change from Preliminary Prospectus Supplement

In addition to the information set forth above, the final prospectus supplement will reflect the following change (and information in the preliminary prospectus supplement is deemed to have changed to the extent affected thereby):

Over-Allotment Option

The underwriters will not have an over-allotment option to purchase additional depositary shares.

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** The issuer expects that delivery of the Depositary Shares will be made against payment therefor on or about the third business day following the date of pricing of the Depositary Shares (this settlement cycle being referred to as “T+3”). Accordingly, purchasers who wish to trade the Depositary Shares on the date of pricing will be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade their

Depositary Shares on the date of pricing or the next two succeeding business days should consult their own advisors.

1 Reflects 2,284,500 Depositary Shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.3750 per Depositary Share, and 3,715,500 Depositary Shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per Depositary Share.

The Depositary Shares are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

First Horizon Corporation has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents First Horizon Corporation has filed with the SEC and incorporated by reference in such documents for more complete information about First Horizon Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of these documents by calling Morgan Stanley & Co. LLC toll free at 866-718-1649, BofA Securities, Inc. toll free at 1-800-294-1322, J.P. Morgan Securities LLC toll free at 212-834-4533, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559, RBC Capital Markets, LLC toll free at 866-375-6829 or Wells Fargo Securities, LLC toll free at 1-800-645-3751.

EXHIBIT B

Opinion of Sullivan & Cromwell LLP

[See attached.]

May 3, 2021

Morgan Stanley & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC,

As Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC,

1585 Broadway,

New York, New York 10036,

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036,

c/o J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Wells Fargo Securities, LLC,

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202.

Ladies and Gentlemen:

Morgan Stanley & Co. LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

In connection with the several purchases today by you and the other Underwriters named in Schedule A to the Underwriting Agreement, dated April 28, 2021 (the “Underwriting Agreement”), between First Horizon Corporation, a Tennessee corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of [•] depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series F, liquidation preference of $100,000 per share (the “Preferred Stock”), and evidenced by depositary receipts (the “Depositary Receipts”) to be issued pursuant to the Deposit Agreement, dated as of May 3, 2021 (the “Deposit Agreement”), among the Company, Equiniti Trust Company, as depositary (the “Depositary”), and the holders from time to time of the Depositary Receipts, we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)        The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Tennessee.

(2)        All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement have been obtained or made, other than the filing of a Form 8-A for the registration of the Depositary Shares under the Securities Exchange Act of 1934 and the approval of the New York Stock Exchange to the listing of the Depositary Shares on such Exchange.

(3)        The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not violate any Covered Laws.

(4)        The execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement do not, and the performance by the Company of its obligations thereunder will not, (a) violate the Restated Charter or Bylaws of the Company, in each case as in effect on the date hereof, (b) result in a default under or breach of the agreements filed as exhibits 10.1(a) through 10.8(h), inclusive, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or (c) violate the court or government agency orders listed in the Officer’s Certificate, dated the date hereof, of Charles T. Tuggle, Jr., Executive Vice President and General Counsel of the Company (no such orders are so listed).

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RBC Capital Markets, LLC

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(5)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(6)        The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7)        Upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, the Depositary Receipts will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(8)        The Company is not, and after giving effect to the offering and sale of the Depositary Shares will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

We are expressing no opinion in paragraphs 2 and 3 above, insofar as performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs 2 and 3 above, “Covered Laws” means the Federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement and the Deposit Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law (other than the Bank Holding Company Act of 1956, as amended, and the published rules and regulations thereunder) that is applicable to the Company, the Underwriting Agreement and the Deposit Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, and the laws of the State of Tennessee, and we are expressing no

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opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Tennessee law, including the interpretation of the agreements governed by Tennessee law and covered by our opinion in paragraph 4(b), we have relied upon the opinion, dated the date hereof, of Charles T. Tuggle, Jr., Executive Vice President and General Counsel of the Company, delivered to you pursuant to Section 6(b) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Charles T. Tuggle, Jr.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, that the certificate evidencing the Preferred Stock has been deposited with the Depositary in accordance with the Deposit Agreement, that the certificates evidencing the Preferred Stock and the Depositary Receipts conform to the specimens thereof examined by us, that the Depositary Receipts have been duly executed and delivered by one of the Depositary’s authorized officers, that the certificate for the Preferred Stock has been duly countersigned and registered by a registrar and transfer agent of the Preferred Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person without our written consent. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Depositary Shares and may not be used in furtherance of any offer or sale of the Depositary Shares.

Very truly yours,

FIRST HORIZON CORPORATION

Officer’s Certificate as to Court Orders

I, Charles T. Tuggle, Jr., Executive Vice President and General Counsel of First Horizon Corporation, a Tennessee corporation (the “Company”), solely in my capacity as an officer of the Company, hereby certify after conducting a reasonable investigation that, to the best of my knowledge, neither the Company nor any of its subsidiaries nor any of their properties are subject to any court or governmental agency order that may affect the execution and delivery by the Company of the Underwriting Agreement, dated April 28, 2021 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, and the Deposit Agreement, dated May 3, 2021 (the “Deposit Agreement”), among the Company, Equiniti Trust Company, as depositary, and holders from time to time of the depositary receipts issued pursuant thereto, or the Company’s performance of its obligations under the Underwriting Agreement and the Deposit Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name.

Charles T. Tuggle, Jr.

Executive Vice President and General Counsel
First Horizon Corporation

Dated:

May 3, 2021

May 3, 2021

Morgan Stanley & Co. LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC,

As Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC,

1585 Broadway,

New York, New York 10036,

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036,

c/o J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Wells Fargo Securities, LLC,

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202.

Morgan Stanley & Co. LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of [•] depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series F, liquidation preference of $100,000 per share (the “Preferred Stock” and, together with the Depositary Shares, the “Securities”), of First Horizon Corporation (the “Company”).

The Registration Statement relating to the Securities (File No. 333-229338) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated January 23, 2019 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated April 28, 2021 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since it provides information as of its date and, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company, its accountants and its counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its counsel, concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, a letter addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that

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the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package, under the captions “Description of Preferred Stock”, “Description of the Series F Preferred Stock”, “Description of Depositary Shares”, “Underwriting” and “Material United States Federal Income Tax Consequences”, insofar as they relate to provisions of the Securities, the Underwriting Agreement and the Deposit Agreement therein described or in so far as they relate to provisions of United States Federal income tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of [•] P.M. on April 28, 2021 (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the second preceding paragraph has caused us to believe that, insofar as relevant to the offering of the Securities, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the last sentence of the third preceding paragraph. Also, we do not express any opinion or belief as to the financial statements

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or other financial data derived from accounting records of the Company or IBERIABANK Corporation contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, all as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person without our written consent. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

1.        Preliminary Prospectus Supplement, dated April 28, 2021, including the Prospectus, dated January 23, 2019, filed with the Commission on April 28, 2021 pursuant to Rule 424 under the Securities Act.

2.        Final Term Sheet, dated April [28], 2021, filed with the Commission by the Company on April [28], 2021 pursuant to Rule 433 under the Securities Act.

EXHIBIT C

Opinion of Charles T. Tuggle, Jr.

[See attached.]

May 3, 2021

Morgan Stanley & Co. LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC,

As Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement,

c/o Morgan Stanley & Co. LLC,

1585 Broadway,

New York, New York 10036,

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036,

c/o J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o Wells Fargo Securities, LLC,

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202.

Ladies and Gentlemen:

As Executive Vice President and General Counsel of First Horizon Corporation, a Tennessee corporation (the “Company”), I am familiar with the Registration Statement, the preliminary prospectus supplement of the Company, dated April 28, 2021 (including the basic prospectus attached thereto and the documents incorporated by reference therein, the “Pre-Pricing Prospectus”), the Prospectus and the Prospectus Supplement relating to the public offering of [•] depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series F, liquidation preference of $100,000 per share (the “Preferred Stock”), and evidenced by depositary receipts (the “Depositary Receipts”) to be issued pursuant to the Deposit Agreement, dated as of the date hereof (the “Deposit Agreement”), among the Company, Equiniti Trust Company, as depositary, and the holders from time to time of the Depositary Receipts. The Depositary Shares are being offered and sold pursuant to an Underwriting Agreement, dated April 28, 2021 (“Underwriting Agreement”), between the Underwriters listed on Schedule A thereto (the “Underwriters”) and the Company. I submit this opinion to you pursuant to Section 6(b) of the Underwriting Agreement.

Capitalized terms not defined herein shall have the respective meanings assigned thereto in the Underwriting Agreement.

I or persons acting under my supervision have examined the originals or copies, certified or otherwise identified to my satisfaction, of the Restated Charter, as amended, of the Company, the bylaws, as amended, of the Company, minutes and records of corporate proceedings of the Company, including, but not limited to, resolutions adopted on January 26, 2021 by the Board of Directors of the Company, resolutions adopted by the senior executive vice president and chief financial officer on April 28, 2021, the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, the Underwriting Agreement, and such other corporate records, certificates and other documents, and such questions of law, as I or persons acting under my supervision have considered necessary or appropriate for purposes of this opinion. In rendering such opinion, with your approval, I relied upon the accuracy of all statements of fact contained therein, and I have relied to the extent I deem such reliance appropriate as to certain matters of fact on statements, representations and other information obtained from public officials, officers of the Company and such other sources believed by me to be responsible, but I have not independently verified the accuracy, completeness or fairness of the statements or representations contained in such documents, except as set forth in paragraph 18 below.

Based upon the foregoing and subject to the limitations and qualifications set forth herein, it is my opinion that:

(1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, to execute and deliver the Underwriting Agreement and the Deposit Agreement and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Depositary Shares as contemplated by the Underwriting Agreement.

(2)	The Company has been duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(3)	To the best of my knowledge and other than as set forth in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, the Company and each of its Significant Subsidiaries is in compliance with all laws administered by and regulations applicable to it of any banking regulator and of any other federal or state agency or authority with jurisdiction over it except where failure to so comply would not result in a Material Adverse Effect. To the best of my knowledge and other than as set forth in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, neither the Company nor any of its Significant Subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any banking regulator or any other federal or state agency or authority, nor has the Company or any of its Significant Subsidiaries been advised by any banking regulator or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing except where being a party to or subject to such consent decree, memorandum of understanding, written commitment or other supervisory agreement would not result in a Material Adverse Effect.

(4)	First Horizon Bank (the “Bank”) has been duly organized and is validly existing as a state-chartered bank under the laws of the State of Tennessee. Each of the other Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(5)	The Company and the Significant Subsidiaries are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(6)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7)	The shares of Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the terms of the Preferred Stock are valid and binding on the Company.

(8)	The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(9)	The Company has an authorized and outstanding equity capitalization as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; all of the issued and outstanding shares of Preferred Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; the shares of Preferred Stock are free of statutory preemptive rights and, to my knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the certificates for the shares of Preferred Stock are in proper form.

(10)	All of the outstanding shares of capital stock or equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, are owned, directly or indirectly, by the Company, in each case subject to no security interest, other encumbrance or adverse claim.

(11)	The Bank is an insured bank under the applicable provisions of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of such insurance is pending or, to my knowledge, threatened against the Bank. The Bank has no subsidiaries that are depository institutions with deposits insured under the provisions of the Federal Deposit Insurance Act, as amended.

(12)	The capital stock of the Company, including the Preferred Stock, conforms in all material respects to the description thereof, if any, contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(13)	Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived from accounting records, contained in such document, as to which I express no opinion).

(14)	No governmental or regulatory approval, authorization, consent, order or filing, or approval of or notice to the shareholders of the Company is required in connection with the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, the execution and filing of the Articles of Amendment, the issuance and sale of the Depositary Shares and the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement other than registration of the Preferred Stock and Depositary Shares under the Act, which has been effected, the listing of the Depositary Shares on the NYSE, the registration of the Depositary Shares under the Exchange Act and the filing of the Articles of Amendment with the Secretary of the State of Tennessee, which has been made (except that I express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters and I express no opinion with respect to the Conduct Rules of FINRA).

(15)	The execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, the execution and filing of the Articles of Amendment, the issuance and sale of the Depositary Shares and the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement do not and will not result in any breach or violation of or constitute a default under nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to (i) the Restated Charter or bylaws of the Company or the organizational documents of any Significant Subsidiary, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known by me to be an Agreement and Instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries or any of their respective properties may be bound or affected, or (iii) federal laws of the United States or the laws of the State of Tennessee, or (iv) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, which decree, judgment or order is known by me, except in the case of (ii), (iii) or (iv) such breach, violation, default or requirement would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that for purposes of clause (iii), I express no opinion as to federal or state securities laws, other anti-fraud laws, fraudulent transfer laws, tax laws, antitrust laws or the Employee Retirement Income Security Act of 1974.

(16)	To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

(17)	To my knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement, the Deposit Agreement or the Articles of Amendment; and (ii) there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any Significant Subsidiary or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus but are not so described as required.

(18)	The statements in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Incorporated Documents under the headings “Regulatory Considerations”, “Description of Preferred Stock”, “Description of the Series F Preferred Stock”, “Description of Depositary Shares” and “Underwriting”, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of federal or Tennessee law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

(19)	I or persons acting under my supervision have participated in conferences with other officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Company’s outside counsel and representatives of the Underwriters at which the contents of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus were discussed and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Pricing Disclosure Package (as defined below) or the Prospectus (except as and to the extent stated in subparagraphs 9, 12 and 18 above), on the basis of these discussions, nothing has come to my attention or to the attention of those lawyers under my supervision that causes me to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package (as defined below), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion in this paragraph 19 with respect to the financial statements and schedules, and other financial data derived from accounting records, included in the Registration Statement, the Pre-Pricing Prospectus, the Pricing Disclosure Package, the Prospectus Supplement or the Prospectus). As used herein, (A) “Applicable Time” means [•] P.M., New York City time, on May 3, 2021 (which you have informed me is prior to the time of the first sale of Depositary Shares by any Underwriter) and (B) “Pricing Disclosure Package” means the Pre-Pricing Prospectus, taken together with the Final Term Sheet, dated April [28], 2021.

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Tennessee, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. Accordingly, as to all matters relating to or involving the application of the laws of the State of New York, I have relied, with your consent, solely upon the opinion of Sullivan & Cromwell LLP, dated the date hereof, and delivered to you pursuant to Section 6(a) of the Underwriting Agreement, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Sullivan & Cromwell LLP.

The opinions expressed herein are as of the date hereof, and I assume no obligation to update any of the opinions for subsequent events or developments of any nature.

This letter is furnished by me, solely in my capacity as General Counsel of the Company, to you, as Representative of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person without my written consent, except that Sullivan & Cromwell LLP and Cravath, Swaine & Moore LLP may rely on this opinion as to matters of Tennessee law. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Depositary Shares and may not be used in furtherance of any offer or sale of the Depositary Shares.

Yours very truly,

Charles T. Tuggle, Jr.

Executive Vice President and General Counsel

First Horizon Corporation

EXHIBIT D

CAO Certificate

[See attached.]

EXECUTION VERSION

OFFICER’S CERTIFICATE

April 28, 2021

The undersigned, Jeff L. Fleming, the duly appointed Chief Accounting Officer of First Horizon Corporation, a Tennessee corporation (the “Company”), solely in his capacity as an officer of the Company, does hereby certify, to the best of his knowledge, pursuant to Section 6(e) of that certain Underwriting Agreement dated April 28, 2021 (the “Underwriting Agreement”) between the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto, that as of the date hereof:

1.	The undersigned is familiar with the books and records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company.

2.	The undersigned has read the Company’s financial statements, books and records or schedules or analyses derived therefrom that the undersigned has deemed necessary to perform the procedures and make the certification set forth in paragraph 3 below.

3.	The undersigned has reviewed the items identified on certain pages of the Registration Statement, each Pre-Pricing Prospectus, the Pricing Disclosure Package, and the Prospectus, which are attached as Annex A, and has compared the ranges or numbers identified to the amounts included in a schedule prepared by the Company based on its accounting records, and the information contained therein is materially correct or, in the case of estimates, was prepared in good faith on the basis of reasonable assumptions.

This certificate is being delivered to the underwriters to assist them in conducting and documenting their investigation of the affairs of the Company and its subsidiaries in connection with the offering of the Securities, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriters for any other purpose. The undersigned makes no representations regarding the sufficiency for your purposes of the procedures described in paragraph 3 above.

All capitalized terms used but not defined herein shall have the meanings set forth in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned has signed his name as of the date first written above.

First Horizon Corporation

By:	/s/ Jeff. L. Fleming
Name: Jeff L. Fleming
Title: Chief Accounting Officer

EXHIBIT E

Officers’ Certificate

[See attached.]

OFFICERS’ CERTIFICATE

May 3, 2021

Each of the undersigned, D. Bryan Jordan, President and Chief Executive Officer of First Horizon Corporation, a Tennessee corporation (the “Company”), and William C. Losch III, Senior Executive Vice President and Chief Financial Officer of the Company, solely in his capacity as an officer of the Company, does hereby certify, to the best of his knowledge, pursuant to Section 6(i) of that certain Underwriting Agreement dated April 28, 2021 (the “Underwriting Agreement”) between the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto, that as of the date hereof:

1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct, in all material respects (to the extent not otherwise qualified therein as to materiality or Material Adverse Effect), as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement, in all material respects (to the extent not otherwise qualified therein as to materiality or Material Adverse Effect), as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 3rd day of May, 2021.

Name:	D. Bryan Jordan
Title:	President and Chief Executive Officer

Name:	William C. Losch III
Title:	Senior Executive Vice President and Chief Financial Officer